EXHIBIT 10H(1)

                          LOUISIANA-PACIFIC CORPORATION

                       KEY EMPLOYEE RESTRICTED STOCK PLAN


1.       Purpose.

                  The continued growth and success of Louisiana-Pacific Corporation are dependent upon its ability to attract and retain the services of key employees of the highest competence and to provide incentives for their effective service and superior performance. The purpose of the Louisiana-Pacific Corporation Key Employee Restricted Stock Plan is to advance the interests of Louisiana-Pacific Corporation through a program permitting grants of restricted stock which will attract, motivate, and retain key employees and encourage key employees to identify with the interests of the stockholders of Louisiana-Pacific Corporation.


2.       Definitions.

                  When used in the Plan, the following terms shall have the meanings set forth below:

                  (a) Agreement. "Agreement" means the written Restricted Stock Award Agreement that evidences a Restricted Stock Award.

                  (b) Award Date. "Award Date" means the date on which a Restricted Stock Award is made.

                  (c)  Board.   "Board"   means  the  Board  of   Directors   of
Louisiana-Pacific.

                  (d) Committee. "Committee" means the Compensation Committee of the Board.

                  (e) Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (f) Executive Officer. "Executive Officer" means the president or any vice president of Louisiana-Pacific.

                  (g) Fair Market Value. "Fair Market Value" of a Share on any date means the closing price of a Share as reported on the New York Stock Exchange Composite Tape for that date or, if no Share was sold on that Exchange on that date, on the next preceding day on which a Share was sold on that Exchange.




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                  (h)     Louisiana-Pacific.      "Louisiana-Pacific"      means
Louisiana-Pacific Corporation, a Delaware corporation.

                  (i) Participant. "Participant" means an eligible employee who has received a Restricted Stock Award under the Plan.

                  (j) Plan. "Plan" means the Louisiana-Pacific Corporation Key Employee Restricted Stock Plan as described herein.

                  (k) Restricted Stock Award. "Restricted Stock Award" or "Award" means an award of the right to receive a grant of Restricted Shares under the Plan.

                  (1) Share. "Share" means a share of Louisiana-Pacific's $1 par value common stock.

                  (m) Subsidiary. "Subsidiary" means any corporation in which Louisiana-Pacific owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock in such corporation.

                  Capitalized terms not otherwise defined herein shall have the meanings as the definitions of such terms included in the General Rules and Regulations under the Exchange Act.


3.       Eligibility.

                  The persons who shall be eligible to receive Restricted Stock Awards under the Plan shall be salaried employees (including officers who may also be directors) of Louisiana-Pacific and its subsidiaries.


4.       Administration.

                  The Plan shall be administered by the Committee. However, no action regarding the Plan may be taken by the Committee unless the Committee consists of three or more persons all of whom are "disinterested persons" as that term is defined in Rule 16b-3(d)(3) under the Exchange Act.

                  The Committee  shall be authorized,  subject to the provisions of the Plan, to adopt, amend, and rescind rules and regulations for administration of the Plan and for its own acts and proceedings and to take all action necessary or appropriate to administer the Plan, to interpret the Plan's provisions, and to decide all questions and resolve all controversies and disputes which may arise in connection with the Plan. All decisions, determinations, and interpretations of the Committee with regard to any question arising under the Plan shall be conclusive and binding upon all parties concerned. No member of



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the Committee or the Board shall be liable for any action taken or determination made in good faith.


5.       Grant of Restricted Stock Awards.

                  The Committee shall have the sole authority and discretion to make Restricted Stock Awards to Executive Officers, division general managers, and other key employees recommended for such Awards by an Executive Officer or a division general manager and to determine the number of Shares of each such Award.

                  Each Restricted Stock Award shall be evidenced by an Agreement in such form and containing such terms, not inconsistent with the Plan, as the Committee from time to time shall approve. Restricted Stock Awards may be made to the same person on more than one occasion.


6.       Shares Subject to Restricted Stock Awards.

                  Shares subject to Restricted Stock Awards under the Plan may be either authorized but unissued Shares or treasury Shares. The total number of Shares with respect to which Restricted Stock Awards may be made under the Plan shall not exceed 1,700,000 Shares, or such greater number of Shares as is determined pursuant to an adjustment in accordance with Section 8. In the event that any Shares previously subject to Awards under the Plan are forfeited, such Shares shall again be available for use in connection with new Restricted Stock Awards under the Plan.


7.       Terms of Restricted Stock Awards.

                  (a) Issuance of Shares. No Shares shall be issued on the Award Date. Shares subject to a Restricted Stock Award shall be issued on the date or dates set forth in the Agreement evidencing such Award, provided that no such date shall occur earlier than the first anniversary of the Award Date except as provided in Section 8 below, and provided further that the Participant is employed by Louisiana-Pacific or any of its Subsidiaries on such date. Such Shares shall be represented by stock certificates registered in the name of the Participant and, if not delivered to the Participant pursuant to subsection (c) hereof immediately following issuance, shall be held in the custody of Louisiana-Pacific.

                  (b) Rights as Stockholder  Prior to Delivery of Shares.  After
issuance of the Shares and prior to delivery of the Shares, the Participant shall have the right to receive dividends, to vote the Shares, and to enjoy all other stockholder rights, with the exception that (i) the Participant shall not be entitled to delivery of a stock certificate for the Shares, (ii) Louisiana-Pacific shall retain custody of the shares, and (iii) the Participant may not sell, transfer, assign, pledge, exchange, encumber, or otherwise dispose of the Shares.



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                  (c) Delivery of Shares. Subject to the provisions of the Plan, and any additional conditions and restrictions (including, but not limited to, performance criteria based on earnings per share, return on assets, return on equity, net income, or such other standard as the Committee deems appropriate) that may be imposed by the Committee and set forth in the Agreement, one or more stock certificates for the Shares subject to a Restricted Stock Award shall be delivered to the Participant on such date or dates as shall be set forth in the Agreement evidencing such Award, provided that such Shares have been issued pursuant to subsection (a) hereof. The Committee may at any time, in its sole discretion, accelerate the date of delivery of all or a portion of the Shares issued pursuant to an Award. A Participant shall enjoy all stockholder rights with respect to Shares that may have been delivered and such Shares shall no longer be subject to the terms of the Plan or the Agreement.

                  (d) Termination of Employment. Notwithstanding any other provisions to the contrary, in the event that a Participant's employment with Louisiana-Pacific and its Subsidiaries terminates for any reason (including retirement, death, or disability), (i) any Restricted Stock Award granted to the Participant shall immediately expire, (ii) no further Shares shall be delivered to the Participant pursuant to a Restricted Stock Award, and (iii) any Shares issued pursuant to a Restricted Stock Award that have not yet been delivered to the Participant shall be forfeited back to Louisiana-Pacific. The date of termination of a Participant's employment shall be determined by the Committee, which determination shall be final.

                  (e) Nontransferability of Award. No Restricted Stock Award shall be subject to sale, transfer, assignment, pledge, or encumbrance, and any such attempted action shall be void.


8.       Changes Affecting Shares.

                  In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, merger or consolidation, or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change shall be made with respect to the total number of Shares for which Restricted Stock Awards may be granted under the Plan and the number of Shares covered by outstanding Awards; however, any fractional Shares resulting from any such adjustment shall be eliminated.

                  If (i) any person or Group, together with its Affiliates and Associates (other than Louisiana-Pacific or any of its Affiliates, subsidiaries or employee benefit plans), acquires direct or indirect Beneficial ownership of 20 percent or more of the then outstanding Shares or commences a tender or exchange offer for 30 percent or more of the then outstanding Shares, or (ii) Louisiana-Pacific is to be liquidated or dissolved, the Committee in its sole discretion may accelerate the date on which Shares are to be issued pursuant to
Section 7(a) or may terminate outstanding Restricted Stock Awards.



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                  In the  event of a  change  in  Louisiana-Pacific's  presently authorized Shares which is limited to a change of all of its presently authorized shares of $1 par value common stock into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Shares within the meaning of the Plan.


9.       Effective Date.

                  The Plan shall become effective upon adoption by the Board, subject to approval by the holders of a majority of the securities of Louisiana-Pacific present, or represented by proxy, and entitled to vote at a meeting (to be duly held in accordance with the applicable laws of the state of Delaware) for which proxies are solicited substantially in accordance with rules and regulations, if any, as are then in effect under Section 14(a) of the Exchange Act, provided the total vote cast on the proposal to approve the Plan represents over 50 percent in interest of all securities entitled to vote.
Restricted Stock Awards made under the Plan prior to such approval shall be subject to such approval.


10.      Amendment and Termination of Plan.

                  The Board may amend, suspend, or terminate the Plan, in whole or in part, from time to time, provided that, without a Participant's consent, no such amendment, suspension, or termination shall impair rights or obligations pursuant to outstanding Restricted Stock Awards; and, provided further, that stockholder approval shall be obtained for any such amendment, suspension, or termination which materially (i) increases the benefits accruing to Participants under the Plan, (ii) increases the number of Shares which may be issued under the Plan (other than pursuant to Section 8 hereof), or (iii) modifies the requirements as to eligibility for participation in the Plan.


11.      Miscellaneous Provisions.

                  (a) No Right of Continued Employment. Nothing in the Plan, or in any Restricted Stock Award granted pursuant to the Plan, shall confer upon any person the right to continue in the employ of Louisiana-Pacific or any of its Subsidiaries, or interfere in any way with the right of Louisiana-Pacific or any Subsidiary to terminate the person's employment at any time.

                  (b) Withholding Taxes. A Participant shall be required to pay to Louisiana-Pacific an amount sufficient to provide for any withholding taxes in connection with a Restricted Stock Award. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to satisfy this withholding obligation by electing (i) to have Louisiana-Pacific withhold from the Shares otherwise to be delivered to the Participant that number of Shares that would satisfy the withholding obligation or (ii) to



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transfer to  Louisiana-Pacific  already owned Shares to satisfy the  withholding obligation. In addition, the Committee may permit a Participant to elect withholding in the manner specified above in excess of statutory minimum withholding requirements as long as such withholding in the aggregate does not exceed a Participant's estimated tax obligations arising from recognition of compensation income in connection with a Restricted Stock Award. All withholding elections must be made on or before the date that the amount of tax to be withheld is determined.

                  (c) Delaware Law to Govern. The Plan and all Agreements entered into under the Plan shall be constructed pursuant to the laws of the State of Delaware.

                  (d) Restrictions on Issuance and Delivery of Shares. Notwithstanding any other provision to the contrary, Louisiana-Pacific reserves the right to restrict the issuance and delivery of Shares pursuant to a Restricted Stock Award under the Plan until such time as (i) satisfactory assurances are received that the Shares when issued shall be duly listed on the New York Stock Exchange, (ii) any legal requirements or regulations have been met relating to the registration of the Shares under the Securities Act of 1933 and any applicable state laws, and (iii) any other legal requirements have been met.



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